Exhibit 99.1

PRESS RELEASE

Company Contact:

For OceanFirst Financial Corp.	For Partners Bancorp
Patrick Barrett	Lloyd B. Harrison
Executive Vice President and	Chief Executive Officer
Chief Financial Officer	Virginia Partners Bank/
OceanFirst Financial Corp.	Maryland Partners Bank (a division of
732.240.4500 ext. 7507	Virginia Partners Bank)
pbarrett@oceanfirst.com	540.899.2234

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.
AND PARTNERS BANCORP ANNOUNCE
MUTUAL TERMINATION OF MERGER AGREEMENT

    RED BANK, NEW JERSEY, and SALISBURY, MARYLAND November 9, 2022 - OceanFirst Financial Corp. (NASDAQ:OCFC), (“OceanFirst”), the holding company for OceanFirst Bank N.A., and Partners Bancorp (NASDAQ: PTRS) (“Partners”), the parent company of The Bank of Delmarva (and its division, Liberty Bell Bank) headquartered in Seaford, Delaware, and Virginia Partners Bank (and its division, Maryland Partners Bank) headquartered in Fredericksburg, Virginia, jointly announced today they have agreed to terminate the merger agreement announced on November 4, 2021, effective immediately.
The termination was approved by both companies’ boards of directors after careful consideration of the proposed merger and the progress made towards completing the proposed merger. In addition, each party has agreed to bear its own costs incurred to date and no termination fee will apply for either party.

About OceanFirst Financial Corp.
OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank N.A., founded in 1902, is a $12.7 billion regional bank providing financial services throughout New Jersey and the major metropolitan markets of Philadelphia, New York, Baltimore, and Boston. OceanFirst Bank delivers commercial and residential financing, treasury management, trust and asset management, and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey. OceanFirst Financial Corp.'s press releases are available at http://www.oceanfirst.com.

About Partners Bancorp
Partners Bancorp is the holding company for The Bank of Delmarva and Virginia Partners Bank. The Bank of Delmarva commenced operations in 1896. The Bank of Delmarva’s main office is in Seaford, Delaware and it conducts full service commercial banking through 12 branch locations in Maryland and Delaware, and three branches operating under the name Liberty Bell Bank in the South Jersey/Philadelphia metro market. The Bank of Delmarva focuses on serving its local communities, knowing its customers and providing superior customer service. Virginia Partners Bank, headquartered in Fredericksburg, Virginia was founded in 2008 and has three branches in Fredericksburg, Virginia. In Maryland, Virginia Partners Bank trades under the name Maryland Partners Bank (a division of Virginia Partners Bank) and operates a full-service branch and commercial banking office in La Plata, Maryland and a Loan Production Office in Annapolis Maryland. For more information, visit www.bankofdelmarvahb.com and www.vapartnersbank.com.
Cautionary Notes on Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may include: implications arising from the termination of the proposed merger; any statements of the plans and objectives of management for future operations, products or services; any statements of expectation or belief; any projections or plans related to certain financial or operational metrics; and any statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “seek,” “plan,” “will,” “would,” “could,” “may,” “target,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions or negatives of these words. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond our control. Forward-looking statements speak only as of the date they are made. Neither OceanFirst nor Partners Bancorp assumes any duty or obligation (and does not undertake) to update or supplement any forward-looking statements. Because forward-looking statements are, by their nature, to different degrees, uncertain and subject to numerous assumptions, risks and uncertainties, actual results or future events, circumstances or developments could differ, possibly materially, from those that OceanFirst or Partners Bancorp anticipated in its forward-looking statements, and future results and performance could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, those included under Item 1A “Risk Factors” in OceanFirst’s Annual Report on Form 10-K, under Item 1A “Risk Factors” in Partners Bancorp’s Annual Report on Form 10-K and those disclosed in OceanFirst’s and Partners Bancorp’s other periodic reports filed with the Securities and Exchange Commission. The list of factors presented here is not, and should not be, considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. For any forward-looking statements made in this communication or in any documents, OceanFirst or Partners Bancorp claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.